EXHIBIT 10.12


CERBCO, Inc.


                          INSITUFORM EAST, INCORPORATED
                               SEVERANCE AGREEMENT


         AGREEMENT dated as of the 13th day of April, 2001 by and between Insituform East, Incorporated, a Delaware corporation (the "Company"), and Robert F. Hartman (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company shall have the continued dedication of the Executive notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below);

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         (a) The term "Accrued Obligations" shall mean the sum of the amounts described in clauses (1), (2), and (3) of Paragraph (b)(i)(x) of Article II hereof.

         (b) The term "Affiliate" shall mean any person controlling, controlled by or under common control with the subject referenced.

         (c) The term "Annual Base Salary" shall mean an amount equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company or its Affiliates in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs, or, if higher, the twelve-month period immediately preceding the month in which the Date of Termination occurs.

         (d) The term "Annual Bonus" shall mean the annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year prior to the Effective Date, or, if higher, for the most recently completed fiscal year prior to the Date of Termination.

         (e) The term "Business Combination" shall have the meaning as set forth in Section 203 of the Delaware General Corporation Law as of the date hereof.

         (f) The term "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the chief executive officer of the Company which specifically identifies the manner in which the Board or chief executive officer believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

               (iii) conviction of a crime (other than misdemeanor traffic offenses).

For purposes hereof, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive intentionally, or recklessly, in bad faith or without a reasonable belief that the Executive's action or omission was in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board, finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) immediately preceding.

         (g) The term "Change of Control" shall apply to circumstances affecting either the Company or its parent corporation, CERBCO, Inc., or both, and in either or both cases shall mean:

               (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or either (x) 50% or more of the combined voting power of all Outstanding Voting Securities, or (y) 50% or more of the voting power of the Outstanding Class B Common Stock; or

               (ii) consummation of a Business Combination, in each case, unless, following such Business Combination: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries); or (y) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of 50% or more of the voting power of the Outstanding Class B Common Stock immediately prior to such Business Combination would be entitled to elect a majority of directors of the entity resulting from such Business Combination (including without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries); or

               (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (h) The term "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof.

         (i) The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (j) The term "Date of Termination" shall mean: (i) if the Executive's employment is terminated during the Protected Period by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated during the Protected Period by the Company other than for Cause or Disability or by the Executive without Good Reason, the Date of Termination shall be the date on which the Company or the Executive notifies the other of such termination, and (iii) if the Executive's employment is terminated during the Protected Period by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         (k) The term "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to the Executive or the Executive's legal representative. In such event during the Protected Period, the Executive's employment with the Company shall terminate effective on the Disability Effective Date.

         (1) The term "Disability Effective Date" shall mean the 30th day after receipt by the Executive of Notice of Termination in the event of Disability.

         (m) The term "Effective Date" shall mean the first date during the Change of Control Period on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (n) The term "Exchange Act" shall mean the Securities Exchange Act of 1934.

         (o) The term "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code and any interest or penalties incurred by the Executive with respect to such excise tax.

         (p) The term "Good Reason" shall mean:

               (i) the assignment to the Executive during the Protected Period of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date, or any other action by the Company during the Protected Period which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

               (ii) the Company's requiring the Executive during the Protected Period to be based at any office or location other than the Company's corporate head office or the Company's requiring the Executive during the Protected Period to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

               (iii) any purported termination during the Protected Period by the Company of the Executive's employment otherwise than for Cause.

For purposes hereof, any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the earlier of the 30-day period immediately following the first anniversary of the Effective Date, or (if the Effective Date has occurred) the 30-day period immediately preceding the expiration of the Protected Period, shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

         (q) The term "Gross-Up Payment" shall mean the additional payment described under Paragraph (c) of Article III hereof.

         (r) The term "Incumbent Board" shall mean the individuals who, as of the date hereof, constitute the Board.

         (s) The term "Noncompete Period" shall mean a period ending two years after the Executive ceases to be employed by the Company in the event the Executive voluntarily terminates employment during the Protected Period, except for Good Reason (in which case the period shall be one year); or, a period ending one year after the Executive ceases to be employed by the Company during the Protected Period in the event the Executive's employment is terminated by the Company, except for Cause (in which case the period shall be two years).

         (t) The term "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

         (t) The term "Other Benefits" shall mean the other amounts and benefits described under clause (iv) of paragraph (b) of Article II hereof.

         (u) The term "Outstanding Voting Securities" shall mean the then outstanding voting securities of the Company including both the Company's shares of Common Stock and the Company's shares of Class B Common Stock.

         (v) The term "Payment" shall mean any payment or distribution by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement (but determined without regard to any additional payments required under Paragraph (c) of Article III).

         (w) The term "Protected Period" shall mean the period from and after any Change in Control through and including the expiration of the Change in Control Period.

         (x) The term "Person" shall mean any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act).

         (y) The term "Welfare Benefit Plans" shall mean all welfare benefit plans, practices, policies and programs provided by the Company and its Affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliates.

                                   ARTICLE II

                         OBLIGATIONS OF THE COMPANY UPON
                       TERMINATION DURING PROTECTED PERIOD

         (a) Notice of Termination. Any termination during the Protected Period by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Paragraph (a) of Article IV of this Agreement.

         (b) Good Reason; Other Than for Cause, Death or Disability. If the Company shall, during the Protected Period, terminate the Executive's employment other than for Cause or Disability or the Executive shall, during the Protected Period, terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    (x) The sum of (1) the Executive's actual base salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus as annualized from the most recently closed quarter and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; and

                    (y) An amount equal to the sum of (x) the Annual Base Salary and (y) the Annual Bonus as annualized from the most recently closed period;

               (ii) for one year after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them under the Welfare Benefit Plans if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies.

         (c) Death. If the Executive's employment is terminated during the Protected Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Other Benefits, as utilized in this Paragraph (c), shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and its Affiliates to the estates and beneficiaries of peer executives of the Company and such Affiliates under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its Affiliates and their beneficiaries.

         (d) Disability. If the Executive's employment is terminated during the Protected Period by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Other Benefits, as utilized in this Paragraph (d), shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its Affiliates to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its Affiliates and their families.

         (e) Cause; Other than for Good Reason. If the Executive's employment shall be terminated during the Protected Period for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his actual base salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Protected Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                                   ARTICLE III

                                CERTAIN COVENANTS

         (a) Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates, except that any and all severance arrangements extended by the Company to the Executive and otherwise applicable in the circumstances covered by this Agreement shall no longer operate and shall be superseded by the provisions hereof.

         (b) Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement).

         (c) Certain Additional Payments by the Company.

               (i) Except as set forth below, in the event it shall be determined that any Payment would be subject to any Excise Tax, then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Paragraph (c), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to such greatest amount.

               (ii) All determinations  required to be made under this Paragraph
          (c) shall be made by the Company's independent auditors, who shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the accounting firm acting hereunder shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph (c), shall be paid by the Company to the Executive within five days of the receipt of the accounting firm's determination.

               (iii) The Executive shall promptly notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. If the Company notifies the Executive in writing prior to the expiration of 30 days after receipt of such notice that it desires to contest such claim, the Executive shall: (A) give the Company any information reasonably requested by the Company relating to such claim, and (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. Without limitation on the foregoing provisions of this Paragraph (c), the Company shall control all proceedings taken in connection with such contest.

         (d) Covenant Not to Compete During the Protected Period.

               (i) In the event the Executive voluntarily terminates employment except for Good Reason during the Protected Period, the Executive agrees that, for a period (the "Noncompete Period") ending two years after the Executive ceases to be employed by the Company, he will not, excerpt with the express written consent of the Company, either directly or indirectly, for himself or on behalf or in conjunction with any other person, partnership, corporation or other entity, own, maintain, engage in, render any services for, manage, have any financial interest in, or permit his name to be used in connection with (a) any pipeline rehabilitation business in any market in the United States in which the Company or its subsidiaries are engaged or have firm plans to enter within six months after the date that the Executive's employment hereunder is terminated, or (b) any company operating in the United States in which the Company or its subsidiaries are process, subject matter, specialized equipment operators or licensees of such company; provided, however, that notwithstanding the foregoing such covenant shall not apply to the Executive's ownership of up to 5% of the outstanding voting securities of any publicly-held company which may be engaged in the pipeline rehabilitation business. If the Executive voluntarily terminates for Good Reason during the Protected Period, the Noncompete Period shall end one year after the Executive ceases to be employed by the Company.

               (ii) In the event the Executive's employment is terminated by the Company for other than Cause during the Protected Period, the Executive agrees that, for a period (the Noncompete Period") ending one year after the Executive ceases to be employed, the Executive shall be restricted as set forth in Article III, paragraphs (d)(i)(a) and (d)(i)(b) above. If the Executive is terminated by the Company for Cause during the Protected Period, the Noncompete Period shall end two years after the Executive ceases to be employed by the Company.

               (iii) If, at the time of enforcement of any provision of Article III, paragraphs (d)(i) and (d)(ii) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

               (iv) In the even of a breach by the Executive of the provisions of Article III, paragraphs (d)(i) and (d)(ii) above, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

               (v) The provisions of Article III, paragraphs (d)(i) and (d)(ii) above are independent of any other noncompete restrictions applicable to the Executive and shall be cumulative with any other such noncompete restrictions.

         (e) Notice of Voluntary Termination or Forfeiture of Stock Options. In the event the Executive should at any time determine to voluntarily terminate from the employ of the Company, Executive agrees to give the Company not less than ninety days' written notice prior to the date of voluntary termination. In the event that the Executive fails to give the Company at least ninety days' written notice prior to the date of voluntary termination, Executive agrees to forfeit the benefit of all Company stock options not previously vested and exercised and, for any options exercised during the period of ninety days preceding termination, Executive agrees to repay the Company within thirty days of termination the economic benefits received from such exercise. The above notice provision shall not be applicable under circumstances of voluntary termination by the Executive for Good Reason during the Protected Period.

                                   ARTICLE IV

                                  MISCELLANEOUS

         (a) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  2824 Durmont Court
                  Annapolis, MD  21401

                  If to the Company:

                  3421 Pennsy Drive
                  Landover, MD 20785-1608
                  Attention: Corporate Secretary

                  With a copy to:

                  The Bayard Firm
                  222 Delaware Avenue
                  Suite 900
                  Wilmington, DE 19899
                  Attention:  Vernon Proctor, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (b) Entire Agreement. This Agreement shall contain the entire agreement of the parties with respect to the transactions contemplated hereby.

         (c) Successors.

               (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (iii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (d) Governing Law; Captions; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (g) Term. This Agreement expires three years from the date hereof but shall automatically extend for an additional, one-year, successive period on each anniversary of the date hereof absent notice of termination of automatic extension by either the Company or the Executive at least six months prior to any anniversary. Each such extension, if affected, shall concomitantly extend by one year the then-applicable three-year "Change of Control Period."

         (h) No Waiver. Neither the Executive's nor the Company's failure to insist upon strict compliance with any provision of this Agreement the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall be deemed to be a waiver of such provision or right or any other provision or right of or under this Agreement.

         (i) Counterparts. This Agreement may be executed in counterparts, each or which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                       Executive:

                       /s/ Robert F. Hartman
                       -------------------------------------------------------
                       Robert F. Hartman

                       CERBCO, Inc.

                       /s/ Robert W. Erikson
                       --------------------------------------------------------
                       Robert W. Erikson, President